                                  AMENDMENT TO
                       SUB-INVESTMENT MANAGEMENT AGREEMENT

     AMENDMENT made as of November 1, 2004 to the Sub-Investment Management Agreement made as of April 30, 2003 (the "Agreement") by and between Delaware Management Company, a series of Delaware Management Business Trust, a Delaware statutory trust ("Investment Manager") and Janus Capital Management LLC ("Sub-Investment Manager").

                                   WITNESSETH:

     WHEREAS, Investment Manager and Sub-Investment Manager have entered into the Agreement with respect to The Capital Appreciation Fund (the "Fund"), dated April 30, 2003;

     WHEREAS, Investment Manager and the Sub-Investment Manager desire to amend the Agreement to modify the investment subadvisory fee;

     NOW THEREFORE, in consideration of the mutual promises set forth below, Investment Manager and Sub-Investment Manager hereby agree that the Attachment to the Agreement shall be deleted and replaced with the attached.

                                 REPRESENTATIONS

     1. Sub-Investment Manager represents that (1) that the terms of this Amendment are not subject to Sub-Investment Manager's recent settlements with regulatory authorities, including but not limited to the Securities and Exchange Commission and the Attorneys General of Colorado and New York; and (2) it will not reduce the quality or quantity of its services to the Fund under the Agreement as a result of the reduced fee schedule contained in this Amendment, however Sub-Investment Manager makes no representation or warranty, express or implied, that any level of performance or investment results will be achieved by the Fund or that the Fund will perform comparably with any standard or index, including other clients of Sub-Investment Manager.

     2. Investment Manager represents that: (a) it will not reduce the quality or quantity of its services to the Fund under the Agreement as a result of the reduced fee schedule contained in this Amendment; (b) approval of this revised fee schedule has been obtained from the Board of Trustees of the Fund; and (c) in accordance with current positions of the Division of Investment Management of the Securities and Exchange Commission, as articulated in its no-action letter dated August 5, 1997 (INVESCO, SEC Ref. No. 97-198-CC, 1997 SEC No-Act. LEXIS
787), and Sub-Investment Manager's representations above, this Amendment complies with the requirements of such letter.

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     IN WITNESS WHEREOF, this Amendment to the Agreement has been executed by a duly authorized representative of each of the parties hereto as of the date of the Amendment first set forth above.

                                DELAWARE MANAGEMENT COMPANY, a series of Delaware Management Business Trust


                                By: /s/ Jude T. Driscoll
                                    --------------------------------------------
                                Name: Jude T. Driscoll
                                Title: President and Chief Executive Officer


                                JANUS CAPITAL MANAGEMENT LLC


                                By: /s/ Tom H. Warren
                                    --------------------------------------------
                                Name: Tom H. Warren
                                Title: Vice President

Accepted and Agreed to By:

CAPTIAL APPRECIATION FUND,
a series of Lincoln Variable Insurance
Products Trust


By: /s/ Rise C. M. Taylor
    ----------------------------------------
Name: Rise C. M. Taylor
Title: Vice President

                                   ATTACHMENT

                                     to the

                       SUB-INVESTMENT MANAGEMENT AGREEMENT

                                     between

                           DELAWARE MANAGEMENT COMPANY

                                       and

                          JANUS CAPITAL MANAGEMENT LLC

     Effective November 1, 2004 through April 30, 2005, Investment Manager shall pay to Sub-Investment Manager a monthly fee, calculated pursuant to Section 7 of the Agreement, as follows:

     0.45% on the first $500,000,000 of average daily net assets of the Fund; 0.425% on the next $500,000,000; 0.40% on the next $500,000,000; and 0.35% on any excess over $1,500,000,000.

     Effective May 1, 2005, Investment Manager shall pay to Sub-Investment Manager a monthly fee, calculated pursuant to Section 7 of the Agreement, as follows:

     0.40% on the first $250,000,000 of average daily net assets of the Fund; 0.35% on the next $500,000,000; 0.30% on the next $750,000,000; and 0.25% on any excess over $1,500,000,000.